Exhibit 10.17

Certain confidential information has been omitted from this Exhibit 10.17 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol “* * *” at each place in this Exhibit 10.17 where the omitted information appeared in the original.

FIRST AMENDMENT TO BI-LO/WINN-DIXIE SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO BI-LO/WINN-DIXIE SUPPLY AGREEMENT, (this “Amendment”), dated as of June 23, 2013, is by and between “BI-LO, LLC (“BWD”) AND C&S Wholesale Grocers, Inc. (“C&S”). C&S and BWD may be referred to herein individually as a “Party” and, together, as the “Parties.”

WHEREAS, the Parties have entered into that certain BI-LO/WINN-DIXIE SUPPLY AGREEMENT dated as of May 10, 2013, (the “Existing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Agreement on to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a) Section 2.2 of the Existing Agreement is hereby amended by deleting the existing list setting forth the estimated Implementation Schedule, and substituting in lieu thereof the following:

Baldwin, FL                 * * *

Miami, FL                    * * *

Orlando, FL                 * * *

Jax GMD, FL               * * *

Hammond, LA             * * *

Montgomery, AL         * * *

(b) Section 2.4(c) of the Existing Agreement is hereby amended by revising the sentence that currently reads:

“In addition, the Parties will enter into an amendment to the sublease agreement related to the Mauldin Facility extending the term of such sublease and providing that such sublease will terminate upon the termination or expiration of this Agreement.”

To read as follows:

“In addition, on or before the Final Conversion Date, the Parties will enter into an amendment to the sublease agreement related to the Mauldin Facility extending the term of such sublease and providing that such sublease will terminate upon the termination or expiration Agreement.”

(c) Section 2.5 of the Existing Agreement is hereby amended by deleting the last sentence of said provision, and substituting in lieu thereof the following:

“By way of example only, if the Execution Date is Monday, May 13, 2013, the BI-LO * * * Payment would be * * *.”

(d) Section 3.6(a)(iii) of the Existing Agreement is hereby amended by deleting the words “Schedule 3.6(a)(i)” from the second sentence of said provision, and substituting in lieu thereof the words “Schedule 3.6(c)(i).

(e) A new Section 3.6(c)(ix) is hereby added to the Existing Agreement to read as follows:

“(ix) Pursuant to the terms of the Asset Purchase Agreement (defined below), within thirty (30) days of the Final Closing Date, C&S shall provide BWD with a credit against the BWD Upcharges in an amount equal to that portion of the BWD Upcharges that was attributable to * * *; provided, that, such credit shall be reduced to the extent that C&S * * *The agreed amount of the credit provided under this Section 3.6(c)(ix) is set forth on the attached Schedule 3.6(c)(ix). All capitalized terms in this Section 3.6(c)(ix) not otherwise defined in this Agreement have the meaning set forth in the Asset Purchase Agreement.”

(f) Section 14.6 of the Existing Agreement is hereby deleted in its entirety, and in its place a new Section 14.6 is inserted, to read as follows:

“14.6 Asset Purchase Agreement Accruals. References in this Section 14.6 to C&S and BWD shall include all applicable * * * of said Parties. If there is a sale of the Assets back to BWD under Section 14.l, 14.2 or 14.3, then such sale shall be pursuant to an asset purchase agreement that is substantially the same as that certain Asset Purchase Agreement by and between BWD and C&S dated June 20, 2013 (the “Asset Purchase Agreement”), unless otherwise provided for in this Section 14. Additionally, any transition of employees from C&S to BWD will include terms substantially similar to Sections 4.1(n) and 5.1 of the Asset

Purchase Agreement. In the event that BWD transfers any accruals from its books to C&S during the Implementation Period, * * *. For the avoidance of doubt, upon request by BWD, * * * (as defined in the Asset Purchase Agreement)), upon materially similar terms and conditions and representations and warranties.”

(g) Schedule 3.6(a)(iv) of the Existing Agreement is hereby amended by deleting the words * * * in the table labeled * * * and substituting in lieu thereof * * *. The form of Schedule 3.6(a)(iv), as amended hereby, is attached hereto as Exhibit A.

(h) A new Schedule 3.6(e)(ix) is hereby added to the Existing Agreement, the form of which is attached hereto as Exhibit B.

3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

5. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the .interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

SIGNATURE PAGE FOLLOWS

Exhibit 10.17

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

BI-LO, LLC

By:	/s/ M. Sandlin Grimm
Name:	M. Sandlin Grimm
Title:	Vice President, General Counsel, and Secretary

C&S WHOLESALE GROCERS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO FIRST AMENDMENT TO SUPPLY AGREEMENT

EXHIBIT A

Schedule 3.6(a)(iv)

Fuel Surcharge Table

The calculation of the fuel surcharge and the governing terms and conditions are as set forth below and in Section 3.6(a)(iv) of the Agreement. MPG, * * * will be fixed for the term of the Agreement. Other values used in this calculation are for illustrative purposes only and will be based on actual experience for the calculation of the Fuel Surcharge during the Term.

* * *

EXHIBIT B

Schedule 3.6(c)(ix)

* * *	Per Week Allocation
Mauldin	* * *
Baldwin (Grocery, Perishable, FZ)	* * *
Jacksonville GM/HBC Facility	* * *
Miami Facility	* * *
Orlando Facility	* * *
Hammond Facility	* * *
Montgomery Facility	* * *
* * *	Per Week Allocation
Mauldin	* * *
Baldwin (Grocery, Perishable, FZ)	* * *
Jacksonville GM/HBC Facility	* * *
Miami Facility	* * *
Orlando Facility	* * *
Hammond Facility	* * *
Montgomery Facility	* * *
* * * (1)
Mauldin	* * *
Baldwin (Grocery, Perishable, FZ)	* * *
Jacksonville GM/HBC Facility	* * *
Miami Facility	* * *
Orlando Facility	* * *
Hammond Facility	* * *
Montgomery Facility	* * *
(1) * * *
Section 1.7(e) of the Asset Purchase Agreement-Depreciation
* * *